POWER OF ATTORNEY

The undersigned, being a director or officer of Pruco Life Insurance Company of New Jersey ("PLNJ"), constitutes and appoints Elizabeth L. Gioia, Richard H. Kirk, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of PLNJ filed with the Securities and Exchange Commission for the Registrations listed below:

Pruco Life Insurance Company of New Jersey
Market Value Adjusted Fixed Allocation Investment Options Registration Nos.:
333-249227 333-249228
Market Value Adjusted Individual Annuity Contracts Registration No.: 333-249295

Pruco Life of New Jersey Flexible Premium Variable Annuity Account Registration No. 811-07975
and its Flexible Premium Deferred Annuity Contracts Registration Nos.:

333-131035 333-162678 333-184542
333-184889 333-184891 333-184892
333-192702 333-248527

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of March, 2021.

/s/ Salene Hitchcock-Gear
Salene Hitchcock-Gear
Director